Exhibit 5.1

TARTER
KRINSKY
& DROGIN LLP

March [__], 2010

NanoViricides, Inc.
135 Wood Street
Suite 205
West Haven, Connecticut 06516

Re:	NanoViricides, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Nanoviricides, Inc., a Nevada corporation (the “Company”), in connection with the preparation and filing of a registration statement on Form S-3 (File No. 333-        ) (as amended, the “Registration Statement”) initially filed on March [__], 2010 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration of up to $40,000,000, million aggregate initial offering price of an indeterminate amount of the following:

•	shares of the Company’s common stock, $.001 par value per share (the “Common Stock”);

•	shares of the Company’s preferred stock, $.001 par value per share (the “Preferred Stock”), in one or more series,

•
debt securities (the “Debt Securities”) consisting of debentures, notes and/or other evidences of indebtedness, in one or more series, that may be issued by the Company pursuant to an indenture (as may be supplemented from time to time, the “Indenture”), in each case between the Company and the trustee(s) named therein (each, a “Trustee”);

•
warrants of the Company (the “Warrants”) that may be issued by the Company pursuant to a warrant agreement (the “Warrant Agreement”) between the Company and a designated warrant agent (the “Warrant Agent”) and

•	Units comprising any combination of the above.

In addition, the Registration Statement relates to the registration of Common Stock, Preferred Stock and Debt Securities that may be issued from time to time upon conversion, exchange or exercise of Debt Securities, Preferred Stock or Warrants.  The Common Stock, Preferred Stock, Debt Securities and Warrants (collectively, the “Securities”) may be issued from time to time, pursuant to Rule 415 under the Securities Act.  Specific terms pertaining to the Securities offered by the Company will be determined at or prior to the time of issuance and will be set forth in one or more supplements to the prospectus (each, a “Prospectus Supplement”) constituting part of the Registration Statement.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have relied as to matters of fact, without investigation, upon certificates and written statements of directors, officers and employees of the Company. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such instruments, documents and records as we have deemed relevant and necessary to examine for the purpose of this opinion, including (i) the Registration Statement; (ii) the proposed form of the Indenture; (iii) a specimen certificate representing the Common Stock; (iv) the Amended and Restated Articles of Incorporation of the Company, as presently in effect; (v) the Amended and Restated By-Laws of the Company, as presently in effect; and (vi) certain resolutions of the Board of Directors of the Company relating to the authorization and registration of the Securities and related matters.

In connection with this opinion, we have assumed the legal capacity of all natural persons, the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the due authority of the parties signing such documents, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies.  In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof.

Based upon and subject to the foregoing, it is our opinion that:

1.             Upon (i) adoption by the Company’s Board of Directors or a duly authorized committee thereof of resolutions authorizing the issuance of the Common Stock and (ii) the issuance and delivery by the Company of the Common Stock, upon receipt of lawful consideration therefor (which shall not be less than the par value of the Common Stock) as determined by the Company’s Board of Directors or a duly authorized committee thereof (or pursuant to conversion or exchange of Preferred Stock or Debt Securities in accordance with the applicable certificate of designation, preferences and rights (“Certificate of Designation”) or Indenture or pursuant to the exercise of Warrants in accordance with the Warrant Agreement, as the case may be), in the manner contemplated by the Registration Statement, any applicable underwriting or other agreement and any applicable Prospectus Supplement, the Common Stock will be duly authorized and validly issued, fully paid and nonassessable.

2.             Upon (i) adoption by the Company’s Board of Directors or a duly authorized committee thereof of resolutions establishing the terms of the Preferred Stock, including, but not limited to, the designation, number of shares, dividend rate, any conversion or exchange rights, any redemption or sinking fund provisions and any liquidation preference thereof, (ii) the Company’s execution and filing with the Secretary of State of the State of Nevada of a Certificate of Designation (containing such terms as approved by the Company’s Board of Directors or a duly authorized committee thereof) and its effectiveness in accordance with the Nevada Revised Statutes, Chapter 78, et seq., as amended, (iii) the adoption by the Company’s Board of Directors or a duly authorized committee thereof of resolutions authorizing the issuance of the Preferred Stock, and (iv) the issuance and delivery by the Company of the Preferred Stock upon receipt of lawful consideration (which shall not be less than the par value of the Preferred Stock) as determined by the Company’s Board of Directors or a duly authorized committee thereof (or pursuant to conversion or exchange of Debt Securities or another class or series of Preferred Stock in accordance with the applicable Certificate of Designation or the Indenture or pursuant to the exercise of Warrants in accordance with the Warrant Agreement, as the case may be), in the manner contemplated by the Registration Statement, any applicable underwriting or other agreement and any applicable Prospectus Supplement, the Preferred Stock will be duly authorized and validly issued, fully paid and nonassessable.

3.             Upon (i) execution and delivery by the Company and the applicable Trustee thereunder of the Indenture and an indenture supplement to the Indenture, (ii) the timely qualification of the applicable Trustee under the Indenture in accordance with the Trust Indenture Act of 1939, as amended, (iii) the adoption by the Company’s Board of Directors or a duly authorized committee thereof of resolutions authorizing the terms, issuance and delivery of the Debt Securities as contemplated by the Indenture, and (iv) the execution by the Company, authentication by the relevant Trustee and delivery by the Company of the Debt Securities, upon receipt of lawful consideration therefor as determined by the Company’s Board of Directors or a duly authorized committee thereof, in the manner contemplated by the Registration Statement, the Indenture, any applicable underwriting or other agreement and any applicable Prospectus Supplement, the Debt Securities will be validly issued and binding obligations of the Company under the terms of the applicable Indenture (except (x) as enforceability may be limited by the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors’ rights generally and by the effects of general principles of equity, whether applied by a court of equity or law and (y) as rights to indemnity or contribution under the same may be limited by federal or state securities laws or the public policy underlying such laws).

4.             Upon (i) execution and delivery by the Company and, if applicable, the Warrant Agent of the applicable Warrant Agreement, (ii) the adoption by the Company’s Board of Directors or a duly authorized committee thereof of resolutions authorizing the Warrant Agreement and the terms, issuance and delivery of the Warrants as contemplated by the Warrant Agreement, and (iv) the execution and delivery of the Warrants in accordance with the terms of the Warrant Agreement, upon receipt of lawful consideration therefor as determined by the Company’s Board of Directors or a duly authorized committee thereof, in the manner contemplated by the Registration Statement, the applicable Warrant Agreement, any applicable underwriting or other agreement and any applicable Prospectus Supplement, the Warrants will be validly issued and binding obligations of the Company under the terms of the applicable Warrant Agreement (except (x) as enforceability may be limited by the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors’ rights generally and by the effects of general principles of equity, whether applied by a court of equity or law and (y) as rights to indemnity or contribution under the same may be limited by federal or state securities laws or the public policy underlying such laws).

Our opinion expressed above is limited to the laws of the State of New York, the Nevada Revised Statutes Chapter 78, et seq., the applicable provisions of the Nevada constitution and the reported judicial decisions interpreting such law, and we do not express any opinion herein concerning any other law.

In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any Security covered by the Registration Statement, (i) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded, (ii) the applicable Prospectus Supplement will be timely filed with the Commission and (iii) there shall not have occurred any change in law affecting the validity or enforceability of such security. We have also assumed that none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security, nor the compliance by the Company with the terms of such Security will violate any applicable law or public policy or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5 to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

The opinions expressed herein above are subject to the following assumptions, limitations, qualifications and exceptions:

(a)            Whenever our opinion with respect to the existence or absence of facts is indicated to be based on our knowledge, we are referring to the actual current knowledge of partners, of counsel and associates of Tarter Krinsky & Drogin LLP who have had substantive involvement in the representation of the Company or the Seller in connection with this transaction.  Any factual assumptions are based upon the representations of the Sellers and the documents that they provided.  We have not undertaken any independent investigation to determine the existence or absence of such facts (and have not caused to be made any review of any court files or indices) and no inferences as to our knowledge concerning such facts should be drawn from the fact that such representation has been undertaken by us.

(b)            In rendering our opinion and in making our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies, and the authenticity of the originals of all such latter documents.

(c)            Our opinions are limited to the matters expressly set forth herein and to laws and facts existing on the date hereof and no opinion is to be implied or inferred beyond the matters expressly so stated.

(d)            Our examination of law relevant to the matters covered by this opinion is limited to the laws of the State of New York and the federal law of the United States, and we express no opinion as to the effect on the matters covered by this opinion of the laws of any other jurisdiction.  To the extent that the governing law with respect to any matters covered by this opinion is the law of any jurisdiction other than the State of New York or federal law of the United States, we have assumed that the law of such other jurisdiction is identical to New York law.  As members of the bar of the State of New York, we do not purport to be experts on the law of any other State of the United States or the jurisdiction of any foreign country.

This opinion is given as of the date hereof, and we assume no obligation to update or supplement this opinion to reflect any facts or circumstances, which may hereafter come to our attention, or any changes in laws, which may hereafter occur.

Very truly yours,

/s/ TARTER KRINSKY & DROGIN LLP
Tarter Krinsky & Drogin LLP